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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Headwaters Incorporated
South Jordan, Utah

        We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-3 (File No. 333-179572), on Form S-4 (File No. 333-174058) and on Form S-8 (File Nos. 333-39676, 333-39678, 333-103527, 333-113704, 333-124803, 333-147599, 333-163274, 333-166504, 333-166505, 333-181060 and 333-181061) of Headwaters Incorporated of our reports dated November 16, 2012, relating to the consolidated financial statements and the effectiveness of Headwaters Incorporated's internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP
Costa Mesa, California
November 16, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm